Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128100 on Form S-3 and Registration Statement No. 333-116864 on Form S-8 of our reports dated February 28, 2006, (September 1, 2006 as to Notes 20 and 22) (which report expresses an unqualified opinion and contains an explanatory paragraph relating to the restatement of the Company’s financial statements) relating to the financial statements and financial statement schedule of Cabela’s Incorporated and of our report dated February 28, 2006 (September 1, 2006 as to the effects of the material weakness described in Management’s Report on Internal Control Over Financial Reporting (as revised)) on internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K/A of Cabela’s Incorporated for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska

September 1, 2006